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                                                                    EXHIBIT 23.2

                     CONSENT OF ROBERT CHARLES LESSER & CO.

    We hereby consent to the use of our name and the references to the "Lesser Market Study" wherever appearing in this Registration Statement filed by Pan Pacific Retail Properties, Inc. on Form S-11 and the related Prospectus and any amendments thereto, including but not limited to the references to our company under the headings "Prospectus Summary--Overview of the Company's Key Western U.S. Markets," "Overview of the Company's Key Western U.S. Markets" and "Experts" in the Prospectus.


Dated: July 18, 1997


                                          Robert Charles Lesser & Co.


                                          By: /s/  ROBERT GARDNER


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                                             Robert Gardner